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Exhibit 2.7

AMENDMENT TO
ST. JOSEPH RIVERBOAT GAMING CONTRACT

        This amendment ("Amendment") to the Asset Purchase and sale Agreement, dated July 20, 2004 (the "Agreement"), by and between St. Joseph Riverboat Partners, a Missouri general partnership (together with its respective affiliates, "Seller") and Herbst Gaming, Inc., a Nevada corporation, ("Buyer") (collectively, the "Parties") is entered into as of December    , 2004.

        WHEREAS, the Parties desire to amend, modify and supplement the Agreement as set forth below.

        NOW THEREFORE, the Parties hereby agree as follows:

          1.     The second sentence of Section 10 of the Agreement is hereby amended so as to delete the date "December 31, 2004" and replace it with the date "February 28, 2005".

          2.     Except to the extent expressly provided for herein, no provision of the Agreement is intended to or shall be deemed to be amended, modified or supplemented hereby and the Agreement shall remain in full force and effect among the Parties.

          3.     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

          4.     This Amendment may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          5.     This Amendment shall be governed by and construed in accordance with the laws of the State of Missouri, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

* * Signature Page Follows * *

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their duly authorized respective officers, all as of the date first written above.

BUYER:		SELLER:

Herbst Gaming, Inc., a Nevada corporation		St. Joseph Riverboat Partners, a Missouri general partnership

		By:	Continental Gaming Co., a Missouri corporation, its Managing General Partner

By:	/s/ EDWARD J. HERBST	By:	/s/ BRUCE SCHMITTER

Its:	President	Its:	Vice President

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  Exhibit 2.7